UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2008

QuantRx Biomedical Corporation
(Exact name of Registrant as Specified in Charter)

Nevada	0-17119	33-0202574
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Main Street, Suite 300 Doylestown, Pennsylvania	18901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (267) 880-1595

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Letter Loan Agreement

On January 23, 2008, QuantRx Biomedical Corporation, a Nevada corporation (“QuantRx”), entered into a letter loan agreement (the “loan agreement”) with Platinum Long Term Growth VII LLC (“Platinum”) pursuant to which Platinum agreed to invest (the “loan”) in QuantRx up to $1,907,246.58. Under the loan agreement, Platinum invested $250,000 at closing and will, on or prior to February 13, 2008, invest an additional $500,000 (the “additional $500,000 investment”) on substantially the same terms as the terms contained in the 10% senior secured convertible promissory note evidencing the loan, in the principal amount of $1,407,246.58, issued by QuantRx to Platinum on January 23, 2008 (the “note”). The loan is secured by certain intellectual property of, and shares of common stock of other corporations held by, QuantRx (the “collateral”) pursuant to a stock pledge agreement (the “stock pledge agreement”) and a patent, trademark and copyright security agreement (the “patent, trademark and copyright security agreement”, and together with the stock pledge agreement, the “security agreements”), each dated as of January 23, 2008. If Platinum fails to make the additional $500,000 investment on or before February 13, 2008, all security interests of Platinum in the collateral created by the security agreements will terminate. In connection with the loan, QuantRx issued to Platinum a five-year warrant to purchase 62,500 shares of QuantRx’ common stock at $1.25 per share (the “warrant”).

The material terms of the other principal agreements comprising the loan are summarized below:

10% Senior Secured Convertible Promissory Note

On January 23, 2008, QuantRx issued a 10% senior secured convertible promissory note in the principal amount of $1,407,246.58 to Platinum. The $1,407,246.58 in principal under the note is comprised of (i) Platinum’s cancellation and exchange of the 10% senior secured convertible promissory note, in the principal amount of $1,000,000 (the “old note”), dated October 16, 2007, issued by QuantRx to Platinum, equal in value to $1,157,246.58 (comprised of the “roll-over” value of the outstanding principal, accrued and unpaid interest and a 15% “most favored nations” exchange premium under the old note) and (ii) $250,000 in new funding. Proceeds from the note will be used by QuantRx for general corporate purposes. The material terms of the note are summarized below:

Maturity Date, Interest and Automatic Conversion upon Qualified Financing. The outstanding principal of the note is payable by QuantRx on or before January 23, 2009. Interest on the outstanding principal amount of the note will accrue at a rate of 10% per annum. The outstanding principal amount of the note and all accrued but unpaid interest (together, the “outstanding balance”) will automatically be exchanged into any of QuantRx’ securities issued in a qualified equity or equity based financing or combination of equity financings with gross proceeds totaling at least $5,660,000; provided, however, such $5,660,000 will be reduced by the principal amount of the note and other 10% senior secured convertible promissory notes of QuantRx (“other notes”, and together with the note and the PIK notes (defined below), the “notes”) up to a maximum of $2,250,000. For purposes of determining the number of equity securities, including warrants, to be received by holders of notes upon such exchange, such holders will be deemed to have tendered 115% of the outstanding principal amount of the notes and all accrued but unpaid interest as payment of the purchase price in such qualified financing. Upon such conversion, the holders of notes will automatically be deemed to be purchasers in the qualified financing, and will be granted all rights afforded such purchasers. Upon consummation of the qualified financing, the notes will cease to exist, and all of QuantRx’ obligations under the notes will terminate.

Payment of Interest. In the event QuantRx does not complete a qualified financing, QuantRx must repay the entire principal balance of the note then outstanding on January 23, 2009. Interest on the outstanding principal amount of the note is payable quarterly in arrears in the last day of each calendar quarter, in cash or, at Platinum’s option, in additional 10% senior secured convertible promissory notes (“PIK notes”) with a principal amount equal to the calculated interest amount.

Voluntary Conversion of Principal and Interest. Platinum may, at its option, prior to the maturity date, convert the outstanding balance into such number of shares of QuantRx’ common stock that equals the outstanding balance divided by $0.50 (the “conversion price”).

Mandatory Conversion of Principal and Interest. Subject to an effective registration statement covering the shares of common stock underlying the note, if the closing bid price of QuantRx’ common stock is at least 250% of the conversion price for 10 consecutive trading days, then the outstanding balance will be automatically converted into that number of shares of QuantRx’ common stock equal to the outstanding balance divided by the conversion price.

Seniority and Ranking. The note ranks senior to QuantRx’ currently outstanding indebtedness and equity securities, provided that the note will rank pari-passu with respect to the other notes in an aggregate principal amount not to exceed $2,250,000. Other than the other notes, QuantRx may not issue any new indebtedness while at least 50% of the original principal amount of the notes remains outstanding without the consent of holders of at least 75% of the principal amount of the then outstanding notes.

Restrictive Covenants. As long as the note is outstanding, QuantRx agrees not to take the following actions without the consent of the holders of 75% of the principal amount of the then outstanding notes:

•	create or incur any encumbrances with respect to any of its assets;

•	fail to comply in all material respects with its obligations under the notes and the other loan documents;

•
merge or consolidate or, other than in the ordinary course of business, sell or dispose of all its assets or any substantial portion thereof (other than, with respect to its intellectual property, pursuant to licensing agreements);

•	alter its organizational structure or effect a change of entity;

•
fail to comply with law in all material respects or fail to duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets; or

•
other than with respect to transactions with FluoroPharma, Inc. and Genomics USA, Inc., engage in any “related party” or “affiliate” transactions in excess of $50,000, (excluding payment of reasonable salaries and the issuance of options pursuant to QuantRx’ equity compensation plans).

Most Favored Nations Exchange Right. As long as the note remains outstanding, if QuantRx consummates an equity financing that is not a qualified financing, then Platinum may exchange the note for the securities issued in such equity financing. In the event of such exchange, the holder will be deemed to have tendered 115% of the outstanding balance as payment of the purchase price in such financing.

Conversion Restrictions. Platinum may not convert the note into shares of QuantRx’ common stock if doing so would cause the number of shares of common stock beneficially owned by Platinum to exceed 4.99% of QuantRx’ outstanding shares of common stock. Platinum may waive this limitation upon 61 days’ notice to QuantRx. Similarly, Platinum may not convert the note into shares of QuantRx’ common stock if doing so would cause the number of shares of common stock beneficially owned by Platinum to exceed 9.99% of QuantRx’ outstanding shares of common stock. Platinum may also waive this limitation upon 61 days’ notice to QuantRx.

Demand Registration Rights. If QuantRx does not consummate a qualified financing on or before March 31, 2008, the holders of the notes together as a class (subject to majority approval of the then outstanding balance of the notes) will have a one-time demand registration right covering the conversion shares underlying the notes.

Event of Default. Upon the occurrence of an event of default, QuantRx must pay to Platinum, on demand, the outstanding principal balance and all interest on the outstanding principal balance of the notes, from the date of the event of default until payment in full, at the rate of 12% per annum. Generally, the occurrence of any of the following would constitute an event of default:

•	QuantRx fails to make any principal or interest payment for a period of seven business days after the date such payment becomes due;

•	any representation, warranty or certification made by QuantRx turns out to be false or incorrect in a material respect or QuantRx fails to comply with any of its material obligations under the note;

•	the holder of any indebtedness of QuantRx accelerates any payment of any principal or interest in an amount that exceeds $100,000;

•	a judgment or order for the payment of money is rendered against QuantRx in excess of $100,000 in the aggregate;

•
QuantRx (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) makes a general assignment for the benefit of its creditors, (iii) commences a voluntary case under the Bankruptcy Code, (iv) files a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesces in writing to any petition filed against it in an involuntary case under the Bankruptcy Code, or (vi) takes any action under the laws of any jurisdiction analogous to any of the foregoing; or

•
a proceeding or case is commenced against QuantRx without its application or consent seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) is undismissed for a period of 30 consecutive days.

Stock Pledge Agreement

In connection with the loan, on January 23, 2008, QuantRx entered into the stock pledge agreement, pursuant to which QuantRx granted a continuing and perfected first priority security interest to Platinum in certain equity securities owned by QuantRx of two private companies (collectively, the “pledged shares”) and specified rights and interests associated with the pledged shares. If an event of default occurs under the note, Platinum has agreed not to take any action with respect to the pledged shares for 120 days after Platinum provides QuantRx with notice of Platinum’s proposed action. The stock pledge agreement, and the security interest created thereby, will terminate upon the earlier to occur of (i) February 14, 2008 (unless an event of default under the note occurs and is continuing or Platinum makes the additional $500,000 investment) and (ii) QuantRx’ payment in full of its payment obligations under the note (including as a result of the note’s conversion in full).

Patent, Trademark and Copyright Security Agreement

Also, in connection with the loan, on January 23, 2008, QuantRx entered into the patent, trademark and copyright security agreement, pursuant to which QuantRx granted a continuing and perfected first priority security interest to Platinum in all of its owned or acquired patents, trademarks and copyrights and specified intellectual property and related rights and interests associated therewith (the “IP collateral”). If an event of default occurs under the note, Platinum has agreed not to take any action with respect to the IP collateral for 120 days after Platinum provides QuantRx with notice of Platinum’s proposed action. The patent, trademark and copyright security agreement, and the security interest created thereby, will terminate upon the earlier to occur of (i) February 14, 2008 (unless and event of default under the note occurs and is continuing or Platinum makes the additional $500,000 investment) and (ii) QuantRx’ payment in full of its payment obligations under the note (including as a result of the note’s conversion in full).

Warrant

In consideration for the loaned funds evidenced by the note, QuantRx issued to Platinum a warrant exercisable for 62,500 shares of QuantRx’ common stock at a per share exercise price of $1.25. The warrants have a five-year term, provide for cashless exercise and customary anti-dilution protection. If Platinum makes the additional $500,000 investment, QuantRx will issue to Platinum a warrant exercisable for 125,000 shares of QuantRx’ common stock that contains substantially the same terms as those contained in the warrant.

Fees

QuantRx has agreed to pay $7,500 to legal counsel for Platinum in connection with the loan.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 2.03.

As described above, on January 23, 2008, QuantRx issued a 10% senior secured convertible promissory note evidencing the loan, in the principal amount of $1,407,246.58.

Also as described above, on January 23, 2008, QuantRx entered into the security agreements with Platinum to secure the complete and timely payment by QuantRx in full of its payment obligations under the note.

Item 3.02.	Unregistered Sales of Equity Securities

The applicable information contained in Item 1.01 of this Form 8-K is incorporated by reference in response to this Item 3.02.

As described above, on January 23, 2008, QuantRx sold a 10% senior secured convertible promissory note evidencing the loan, in the principal amount of $1,407,246.58, and a five-year warrant to purchase 62,500 shares of common stock at $1.25 per share, to Platinum.

The terms of the note and warrant, including, but not limited to, the terms of conversion of and exercise into shares of common stock, as applicable, are described in Item 1.01 above. QuantRx offered and sold the notes and warrant, and shares of common stock underlying such securities, in a private placement to Platinum, an investor who is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.
The private placement was effected without registration under the Securities Act in reliance upon the exemption provided by Rule 506 and/or Section 4(2) thereunder. No form of general solicitation or general advertising was made in connection with the offer or sale of these securities. The filing of this report shall not constitute an offer to sell, or a solicitation of an offer to buy, any of QuantRx securities.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

4.1	Senior Secured Convertible Promissory Note, dated January 23, 2008 and maturing January 23, 2009, issued by QuantRx in favor of Platinum, in the principal amount of $1,407,246.58.

4.2	Warrant to Purchase 62,500 Shares of Common Stock of QuantRx, dated January 23, 2008, issued by QuantRx in favor of Platinum.

10.1	Letter Loan Agreement, dated January 23, 2008, between QuantRx and Platinum.

10.2	Stock Pledge Agreement, dated January 23, 2008, between QuantRx and Platinum.

10.3	Patent, Trademark and Copyright Security Agreement, dated January 23, 2008, between QuantRx and Platinum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QUANTRX BIOMEDICAL CORPORATION

Date: January 29, 2008	By:	/s/ Walter Witoshkin
Walter Witoshkin
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Secured Convertible Promissory Note, dated January 23, 2008 and maturing January 23, 2009, issued by QuantRx in favor of Platinum, in the principal amount of $1,407,246.58.

4.2	Warrant to Purchase 62,500 Shares of Common Stock of QuantRx, dated January 23, 2008, issued by QuantRx in favor of Platinum.

10.1	Letter Loan Agreement, dated January 23, 2008, between QuantRx and Platinum.

10.2	Stock Pledge Agreement, dated January 23, 2008, between QuantRx and Platinum.

10.3	Patent, Trademark and Copyright Security Agreement, dated January 23, 2008, between QuantRx and Platinum.